Effective September 26, 2012 the ratio has changed to Each American Depositary Share represents onehalf of one deposited share (1: 1/2)


Exhibit A to Deposit Agreement
No.   AMERICAN DEPOSITARY
SHARES
(Each American Depositary
Share represents onefour hundredth (1/400) of one deposited Share)
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR COMMON STOCK OF
INTERNET INITIATIVE JAPAN INC.
(INCORPORATED UNDER THE LAWS
OF JAPAN)
The Bank of New York as depositary
(hereinafter called the Depositary), hereby certifies that _____________________, or registered assigns IS THE OWNER
OF_____________________
AMERICAN DEPOSITARY SHARES
representing deposited common stock
(herein called Shares) of Internet Initiative
Japan Inc., incorporated under the laws of Japan (herein called the Company). At the date hereof, each American Depositary
Share represents onefour hundredth (1/400) of one Share which is either deposited or subject to deposit under the deposit agreement at the Tokyo branch office of The
Bank of New York (herein called the
Custodian).  The Depositarys Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y. 10286



1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue (herein called Receipts), all
issued and to be issued upon the terms and
conditions set forth in the deposit
agreement, dated as of August 9, 1999, as
amended and restated as of ___________,
2003 (herein called the Deposit Agreement),
by and among the Company, the Depositary,
and all Owners and holders from time to
time of Receipts issued thereunder, each of
whom by accepting a Receipt agrees to
become a party thereto and become bound
by all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and holders of the Receipts and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder (such Shares,
securities, property, and cash are herein
called Deposited Securities).  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the
Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS
AND WITHDRAWAL OF SHARES.
      Upon surrender at the Corporate
Trust Office of the Depositary of this
Receipt, and upon payment of the fee of the
Depositary provided in this Receipt, and
subject to the terms and conditions of the
Deposit Agreement, the Owner hereof is
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities at the
time represented by the American
Depositary Shares for which this Receipt is
issued.  Delivery of such Deposited
Securities may be made by the delivery of
(a) certificates in the name of the Owner
hereof or as ordered by him or by certificates
properly endorsed or accompanied by proper
instruments of transfer to such Owner or as
ordered by him and (b) any other securities,
property and cash to which such Owner is
then entitled in respect of this Receipt to
such Owner or as ordered by him.  Such
delivery will be made at the option of the
Owner hereof, either at the office of the
Custodian or at the Corporate Trust Office
of the Depositary, provided that the
forwarding of certificates for Shares or other
Deposited Securities for such delivery at the
Corporate Trust Office of the Depositary
shall be at the risk and expense of the Owner
hereof.  Notwithstanding any other
provision of the Deposit Agreement or this
Receipt, the surrender of outstanding
Receipts and withdrawal of Deposited
Securities may be suspended only for (i)
temporary delays caused by closing the
transfer books of the Depositary or the
Company or the deposit of Shares in
connection with voting at a shareholders,
meeting, or the payment of dividends, (ii)
the payment of fees, taxes and similar
charges, and (iii) compliance with any U.S.
or foreign laws or governmental regulations
relating to the Receipts or to the withdrawal
of the Deposited Securities.
3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, upon surrender of this Receipt
properly endorsed for transfer or
accompanied by proper instruments of
transfer and funds sufficient to pay any
applicable transfer taxes and the expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This Receipt
may be split into other such Receipts, or may
be combined with other such Receipts into
one Receipt, evidencing the same aggregate
number of American Depositary Shares as
the Receipt or Receipts surrendered.  As a
condition precedent to the execution and
delivery, registration of transfer, splitup,
combination, or surrender of any Receipt or
withdrawal of any Deposited Securities, the
Depositary, the Custodian, or Registrar may
require payment from the depositor of
Shares or the presenter of the Receipt of a
sum sufficient to reimburse it for any tax or
other governmental charge and any stock
transfer or registration fee with respect
thereto (including any such tax or charge
and fee with respect to Shares being
deposited or withdrawn) and payment of
any applicable fees as provided in this
Receipt, may require the production of proof
satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended,
during any period when the transfer books
of the Depositary are closed, or if any such
action is deemed necessary or advisable by
the Depositary or the Company at any time
or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to Article (22) hereof.  Without limitation on
the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares
under the Deposit Agreement shall be
deemed thereby to represent and warrant
that such Shares and each certificate therefor
are validly issued, fully paid, nonassessable
and free of any preemptive rights of the
holders of outstanding Shares and that the
person making such deposit is duly
authorized so to do. Every such person shall
also be deemed to represent that such Shares
and the Receipts evidencing American
Depositary Shares representing such Shares
would not be Restricted Securities.  Such
representations and warranties shall survive
the deposit of Shares and issuance of
Receipts.
6.	FILING PROOFS,
CERTIFICATES, AND OTHER
INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, or such information relating to the
registration on the books of the Company or
the Foreign Registrar, if applicable, to
execute such certificates and to make such
representations and warranties, as the
Depositary may deem necessary or proper.
The Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made.  No Share shall be
accepted for deposit unless accompanied by
evidence satisfactory to the Depositary that
all conditions to such deposit have been
satisfied by the person depositing such
Shares under Japanese laws and regulations
and any necessary approval has been granted
by any governmental body in Japan which is
then performing the function of the
regulation of currency exchange or any other
function which requires approval for the
deposit of Shares.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees,
reasonable expenses and outofpocket
charges of the Depositary and those of any
Registrar only in accordance with
agreements in writing entered into between
the Depositary and the Company from time
to time.  The Depositary shall present its
statement for such charges and expenses to
the Company once every three months.  The
charges and expenses of the Custodian are
for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts
are issued (including, without limitation,
issuance pursuant to a stock dividend or
stock split declared by the Company or an
exchange regarding the Receipts or
Deposited Securities or a distribution of
Receipts pursuant to Section 4.3 of the
Deposit Agreement), whichever applicable:
(1) taxes and other governmental charges,
(2) such registration fees as may from time
to time be in effect for the registration of
transfers of Shares generally on the
Shareholders register of the Company or
Foreign Registrar and applicable to transfers
of Shares to the name of the Depositary or
its nominee or the Custodian or its nominee
on the making of deposits or withdrawals
under the Deposit Agreement, (3) such
cable, telex and facsimile transmission
expenses as are expressly provided in the
Deposit Agreement, (4) such expenses as are
incurred by the Depositary in the conversion
of foreign currency pursuant to Section 4.5
of the Deposit Agreement, (5) a fee of $5.00
or less per 100 American Depositary Shares
(or portion thereof) for the execution and
delivery of Receipts pursuant to Sections
2.3, 4.3 or 4.4, and the surrender of Receipts
pursuant to Sections 2.5 or 6.2 of the
Deposit Agreement, (6) a fee of $.02 or less
per American Depositary Share (or portion
thereof) for any cash distribution made
pursuant to the Deposit Agreement
including, but not limited to Sections 4.1
through 4.4 thereof, (7) a fee of $1.50 or less
per certificate for a Receipt or Receipts for
transfers made pursuant to Section 2.4 of the
Deposit Agreement and (8) a fee for the
distribution of securities pursuant to Section
4.2 of the Deposit Agreement, such fee
being in an amount equal to the fee for the
execution and delivery of American
Depositary Shares referred to above which
would have been charged as a result of the
deposit of such securities (for purposes of
this clause (8) treating all such securities as if
they were Shares), but which securities are
instead distributed by the Depositary to
Owners.
      The Depositary, subject to Article 8
hereof, may own and deal in any class of
securities of the Company and its affiliates
and in Receipts.
8.	PRERELEASE RECEIPTS.
      Notwithstanding Section 2.3 of the
Deposit Agreement, the Depositary may
execute and deliver Receipts prior to the
receipt of Shares pursuant to Section 2.2 of
the Deposit Agreement (PreRelease).  The
Depositary may, pursuant to Section 2.5 of
the Deposit Agreement, deliver Shares upon
the receipt and cancellation of Receipts
which have been PreReleased, whether or
not such cancellation is prior to the
termination of such PreRelease or the
Depositary knows that such Receipt has
been PreReleased.  The Depositary may
receive Receipts in lieu of Shares in
satisfactory of a PreRelease.  Each
PreRelease will be (a) preceded or
accompanied by a written representation
from the person to whom Receipts are to be
delivered that such person, or its customer,
owns the Shares or Receipts to be remitted,
as the case may be, (b) at all times fully
collateralized with cash or such other
collateral as the Depositary deems
appropriate, (c) terminable by the Depositary
on not more than five (5) business days
notice, and (d) subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The number
of American Depositary Shares which are
outstanding at any time as a result of
PreReleases will not normally exceed thirty
percent (30%) of the Shares deposited under
the Deposit Agreement; provided, however,
that the Depositary reserves the right to
change or disregard such limit from time to
time as it deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this
Receipt by accepting or holding the same
consents and agrees, that title to this Receipt
when properly endorsed or accompanied by
proper instruments of transfer, is transferable
by delivery with the same effect as in the
case of a negotiable instrument; provided,
however, that the Depositary,
notwithstanding any notice to the contrary,
may treat the person in whose name this
Receipt is registered on the books of the
Depositary as the absolute Owner hereof for
the purpose of determining the person
entitled to distribution of dividends or other
distributions or to any notice provided for in
the Deposit Agreement and for all other
purposes.
10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement
or be valid or obligatory for any purpose,
unless this Receipt shall have been executed
by the Depositary by the manual or facsimile
signature of a duly authorized signatory of
the Depositary and, if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual or facsimile
signature of a duly authorized officer of the
Registrar.
11.	REPORTS; INSPECTION OF
TRANSFER BOOKS.
      The Company is subject to the
periodic reporting requirements of the
Securities Exchange Act of 1934 and,
accordingly, files certain reports with the
Commission.  Such reports and
communications will be available for
inspection and copying at the public
reference facilities maintained by the
Commission located at 450 Fifth Street,
N.W., Washington, D.C. 20549.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both (a) received by the
Depositary as the holder of the Deposited
Securities and (b) made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary shall also,
upon written request, send to the Owners of
Receipts copies of such reports furnished by
the Company pursuant to the Deposit
Agreement.  Any such reports and
communications, including any such proxy
soliciting material, furnished to the
Depositary by the Company shall be
furnished in English to the extend such
materials are required to be translated into
English pursuant to any regulations of the
Commission.
      The Depositary shall keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts, provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary shall
receive any cash dividend or other cash
distribution on any Deposited Securities, the
Depositary shall, if at the time of receipt
thereof any amounts received in a foreign
currency can in the judgment of the
Depositary be converted on a reasonable
basis into United States dollars transferable
to the United States, and subject to the
Deposit Agreement, convert such dividend
or distribution into Dollars and shall
distribute the amount thus received (net of
the fees of the Depositary as provided in the
Deposit Agreement, if applicable) to the
Owners of Receipts entitled thereto,
provided, however, that in the event that the
Company or the Depositary shall be required
to withhold and does withhold from such
cash dividend or such other cash distribution
in respect of any Deposited Securities an
amount on account of taxes, the amount
distributed to the Owners of the Receipts
evidencing American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Subject to the provisions of Sections
4.11 and 5.9 of the Deposit Agreement,
whenever the Depositary shall receive any
distribution other than a distribution
described in Sections 4.1, 4.3 or 4.4 of the
Deposit Agreement, the Depositary shall
cause the securities or property received by it
to be distributed to the Owners of Receipts
entitled thereto, in any manner that the
Depositary may deem equitable and
practicable for accomplishing such
distribution; provided, however, that if in
the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to,
the public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale (net of
the fees of the Depositary as provided in
Section 5.9 of the Deposit Agreement) shall
be distributed by the Depositary to the
Owners of Receipts entitled thereto as in the
case of a distribution received in cash.
      If any distribution upon any
Deposited Securities consists of a dividend
in, or free distribution of, Shares, the
Depositary may, and shall if the Company
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution, subject
to the terms and conditions of the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or
other governmental charge as provided in
Section 4.11 of the Deposit Agreement and
the payment of the fees of the Depositary as
provided in Section 5.9 of the Deposit
Agreement.  The Depositary may withhold
any such distribution of Receipts if it has not
received satisfactory assurances from the
Issuer that such distribution does not require
registration under the Securities Act of 1933
or is exempt from registration under the
provisions of such Act.  In lieu of delivering
Receipts for fractional American Depositary
Shares in any such case, the Depositary shall
sell the amount of Shares represented by the
aggregate of such fractions and distribute
the net proceeds, all in the manner and
subject to the conditions set forth in the
Deposit Agreement.  If additional Receipts
are not so distributed, each American
Depositary Share shall thenceforth also
represent the additional Shares distributed
upon the Deposited Securities represented
thereby.
      In the event that the Depositary
determines that any distribution in property
(including Shares and rights to subscribe
therefor) is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may
by public or private sale dispose of all or a
portion of such property (including Shares
and rights to subscribe therefor) in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such
taxes or charges to the Owners of Receipts
entitled thereto.
13.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary shall
receive foreign currency, by way of
dividends or other distributions or the net
proceeds from the sale of securities, property
or rights, and if at the time of the receipt
thereof the foreign currency so received can
in the judgment of the Depositary be
converted on a reasonable basis into Dollars
and the resulting Dollars transferred to the
United States, the Depositary shall convert
or cause to be converted, by sale or in any
other manner that it may determine, such
foreign currency into Dollars, and such
Dollars shall be distributed to the Owners
entitled thereto or, if the Depositary shall
have distributed any warrants or other
instruments which entitle the holders thereof
to such Dollars, then to the holders of such
warrants and/or instruments upon surrender
thereof for cancellation.  Such distribution
may be made upon an averaged or other
practicable basis without regard to any
distinctions among Owners on account of
exchange restrictions, the date of delivery of
any Receipt or otherwise and shall be net of
any expenses of conversion into Dollars
incurred by the Depositary as provided in
Section 5.9 of the Deposit Agreement.
      If such conversion or distribution can
be effected only with the approval or license
of any government or agency thereof, the
Depositary shall file such application for
approval or license, if any, as it may deem
desirable.  If at any time the Depositary shall
determine that in its judgment any foreign
currency received by the Depositary is not
convertible on a reasonable basis into Dollars
transferable to the United States, or if any
approval or license of any government or
agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary is not obtainable, or if any such
approval or license is not obtained within a
reasonable period as determined by the
Depositary, the Depositary may distribute
the foreign currency (or an appropriate
document evidencing the right to receive
such foreign currency) received by the
Depositary to, or in its discretion may hold
such foreign currency uninvested and
without liability for interest thereon for the
respective accounts of, the Owners entitled
to receive the same.
      If any such conversion of foreign
currency, in whole or in part, cannot be
effected for distribution to some of the
Owners entitled thereto, the Depositary may
in its discretion make such conversion and
distribution in Dollars to the extent
permissible to the Owners entitled thereto
and may distribute the balance of the foreign
currency received by the Depositary to, or
hold such balance uninvested and without
liability for interest thereon for the
respective accounts of, the Owners entitled
thereto.
14.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares, the
Depositary shall have discretion as to the
procedure to be followed in making such
rights available to any Owners or in
disposing of such rights on behalf of any
Owners and making the net proceeds
available to such Owners or, if by the terms
of such rights offering or for any other
reason, the Depositary may not either make
such rights available to any Owners or
dispose of such rights and make the net
proceeds available to such Owners, then the
Depositary shall allow the rights to lapse.  If
at the time of the offering of any rights the
Depositary determines in its discretion that it
is lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.
      In circumstances in which rights
would otherwise not be distributed, if an
Owner of Receipts requests the distribution
of warrants or other instruments in order to
exercise the rights allocable to the American
Depositary Shares of such Owner under the
Deposit Agreement, the Depositary will
make such rights available to such Owner
upon written notice from the Company to
the Depositary that (a) the Company has
elected in its sole discretion to permit such
rights to be exercised and (b) such Owner
has executed such documents as the
Company has determined in its sole
discretion are reasonably required under
applicable law.  If the Depositary has
distributed warrants or other instruments for
rights to all or certain Owners, then upon
instruction from such an Owner pursuant to
such warrants or other instruments to the
Depositary from such Owner to exercise
such rights, upon payment by such Owner to
the Depositary for the account of such
Owner of an amount equal to the purchase
price of the Shares to be received upon the
exercise of the rights, and upon payment of
the fees of the Depositary and any other
charges as set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of
such Owner.  As agent for such Owner, the
Depositary will cause the Shares so
purchased to be deposited pursuant to
Section 2.2 of the Deposit Agreement, and
shall, pursuant to Section 2.3 of the Deposit
Agreement, execute and deliver Receipts to
such Owner.  In the case of a distribution
pursuant to the second paragraph of this
Article, such Receipts shall be legended in
accordance with applicable U.S. laws, and
shall be subject to the appropriate restrictions
on sale, deposit, cancellation and transfer
under such laws.
      If the Depositary determines in its
discretion that it is not lawful and feasible to
make such rights available to all or certain
Owners, it may sell the rights, warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net
proceeds of such sales (net of the fees of the
Depositary as provided in Section 5.9 of the
Deposit Agreement and all taxes and
governmental charges payable in connection
with such rights and subject to the terms and
conditions of the Deposit Agreement) for
the account of such Owners otherwise
entitled to such rights, warrants or other
instruments, upon an averaged or other
practical basis without regard to any
distinctions among such Owners because of
exchange restrictions or the date of delivery
of any Receipt or otherwise.
      The Depositary will not offer rights
to Owners unless both the rights and the
securities to which such rights relate are
either exempt from registration under the
Securities Act of 1933 with respect to a
distribution to Owners or are registered
under the provisions of such Act.  If an
Owner of Receipts requests distribution of
warrants or other instruments,
notwithstanding that there has been no such
registration under such Act, the Depositary
shall not effect such distribution unless it has
received an opinion from recognized counsel
in the United States for the Company upon
which the Depositary may rely that such
distribution to such Owner is exempt from
such registration.
      The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
15.	RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall
fix a record date (a) for the determination of
the Owners of Receipts who shall be (i)
entitled to receive such dividend,
distribution or rights or the net proceeds of
the sale thereof or (ii) entitled to give
instructions for the exercise of voting rights
at any such meeting, or (b) on or after which
each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.
16.	VOTING OF DEPOSITED
SECURITIES.
      Upon receipt of notice of any
meeting of holders of Shares or other
Deposited Securities, if requested in writing
by the Company, the Depositary shall, as
soon as practicable thereafter, mail to the
Owners of Receipts a notice, the form of
which notice shall be in the sole discretion of
the Depositary, which shall contain (a) such
information as is contained in such notice of
meeting, (b) a statement that the Owners of
Receipts as of the close of business on a
specified record date will be entitled, subject
to any applicable provision of Japanese law
and of the Articles of Association of the
Company, to instruct the Depositary as to
the exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
(c) a statement as to the manner in which
such instructions may be given, including an
express indication that such instructions may
be given or deemed given in accordance
with the last sentence of this paragraph if no
instruction is received, to the Depositary to
give a discretionary proxy to a person
designated to the Company.  Upon the
written request of an Owner of a Receipt on
such record date, received on or before the
date established by the Depositary for such
purpose (the Instruction Date), the
Depositary shall endeavor, in so far as
practicable to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by the American
Depositary Shares evidenced by such
Receipt in accordance with the instructions
set forth in such request.  The Depositary
shall not vote or attempt to exercise the right
to vote that attaches to the Shares or other
Deposited Securities, other than in
accordance with such instructions or deemed
instructions.  If no instructions are received
by the Depositary from any Owner with
respect to any of the Deposited Securities
represented by the American Depositary
Shares evidenced by such Owners Receipts
on or before the date established by the
Depositary for such purpose, the Depositary
shall deem such Owner to have instructed
the Depositary to give a discretionary proxy
to a person designated by the Company with
respect to such Deposited Securities and the
Depositary shall give a discretionary proxy
to a person designated by the Company to
vote such Deposited Securities, provided,
that no such instruction shall be given with
respect to any matter as to which the
Company informs the Depositary (and the
Company agrees to provide such information
as promptly as practicable in writing) that (x)
the Company does not wish such proxy
given, (y) substantial opposition exists or (z)
such matter materially and adversely affects
the rights of holders of Shares.
      There can be no assurance that
Owners generally or any Owner in particular
will receive the notice described in the
preceding paragraph sufficiently prior to the
Instruction Date to ensure that the
Depositary will vote the Shares or Deposited
Securities in accordance with the provisions
set forth in the preceding paragraph.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.3 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, splitup,
consolidation or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or a Custodian in exchange for or
in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following
sentence.  In any such case the Depositary
may, and shall if the Company shall so
request, execute and deliver additional
Receipts as in the case of a dividend in
Shares, or call for the surrender of
outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company shall incur any liability to any
Owner or holder of any Receipt, if by reason
of any provision of any present or future law
or regulation of the United States or any
other country, or of any governmental or
regulatory authority or stock exchange, or by
reason of any provision, present or future, of
the Articles of Incorporation of the
Company, or by reason of any act of God or
war or other circumstances beyond its
control, the Depositary or the Company shall
be prevented or forbidden from, or be
subject to any civil or criminal penalty on
account of, doing or performing any act or
thing which by the terms of the Deposit
Agreement it is provided shall be done or
performed; nor shall the Depositary or the
Company incur any liability to any Owner or
holder of a Receipt by reason of any
nonperformance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.1, 4.2 or
4.3 of the Deposit Agreement, or an offering
or distribution pursuant to Section 4.4 of the
Deposit Agreement, or for any other reason,
such distribution or offering may not be
made available to Owners of Receipts, and
the Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement to
Owners or holders of Receipts, except that
they agree to perform their obligations
specifically set forth in the Deposit
Agreement without negligence or bad faith.
The Depositary shall not be subject to any
liability with respect to the validity or worth
of the Deposited Securities.  Neither the
Depositary nor the Company shall be under
any obligation to appear in, prosecute or
defend any action, suit or other proceeding
in respect of any Deposited Securities or in
respect of the Receipts, which in its opinion
may involve it in expense or liability, unless
indemnity satisfactory to it against all
expense and liability shall be furnished as
often as may be required, and the Custodian
shall not be under any obligation whatsoever
with respect to such proceedings, the
responsibility of the Custodian being solely
to the Depositary.  Neither the Depositary
nor the Company shall be liable for any
action or nonaction by it in reliance upon the
advice of or information from legal counsel,
accountants, any person presenting Shares
for deposit, any Owner or holder of a
Receipt, or any other person believed by it in
good faith to be competent to give such
advice or information.  The Depositary shall
not be liable for any acts or omissions made
by a successor depositary whether in
connection with a previous act or omission
of the Depositary or in connection with any
matter arising wholly after the removal or
resignation of the Depositary, provided that
in connection with the issue out of which
such potential liability arises the Depositary
performed its obligations without negligence
or bad faith while it acted as Depositary.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that
any such action or nonaction is in good faith.
The Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and any Custodian against,
and hold each of them harmless from, any
liability or expense (including, but not
limited to, the fees and expenses of counsel)
which may arise out of any registration with
the Commission of Receipts, American
Depositary Shares or Deposited Securities or
the offer or sale thereof in the United States
or out of acts performed or omitted, in
accordance with the provisions of the
Deposit Agreement and of the Receipts, as
the same may be amended, modified or
supplemented from time to time, (i) by either
the Depositary or a Custodian or their
respective directors, employees, agents and
affiliates, except for any liability or expense
arising out of the negligence or bad faith of
either of them, or (ii) by the Company or any
of its directors, employees, agents and
affiliates.  No disclaimer of liability under
the Securities Act of 1933 is intended by
any provision of the Deposit Agreement.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY.
      The Depositary may at any time
resign as Depositary under the Deposit
Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The
Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit
Agreement. Whenever the Depositary in its discretion determines that it is in the best interest of the Owners of Receipts to do so, it may appoint substitute or additional custodian or custodians.

20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges (other than taxes and
other governmental charges, registration
fees, cable, telex or facsimile transmission
costs, delivery costs or other such expenses),
or which shall otherwise prejudice any
substantial existing right of Owners of
Receipts, shall, however, not become
effective as to outstanding Receipts until the
expiration of thirty days after notice of such
amendment shall have been given to the
Owners of outstanding Receipts.  Every
Owner of a Receipt at the time any
amendment so becomes effective shall be
deemed, by continuing to hold such Receipt,
to consent and agree to such amendment
and to be bound by the Deposit Agreement
as amended thereby.  In no event shall any
amendment impair the right of the Owner of
any Receipt to surrender such Receipt and
receive therefor the Deposited Securities
represented thereby, except in order to
comply with mandatory provisions of
applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 90 days
prior to the date fixed in such notice for
such termination.  The Depositary may
likewise terminate the Deposit Agreement
by mailing notice of such termination to the
Company and the Owners of all Receipts
then outstanding if at any time 90 days shall
have expired after the Depositary shall have
delivered to the Company a written notice
of its election to resign and a successor
depositary shall not have been appointed
and accepted its appointment as provided in
the Deposit Agreement.  On and after the
date of termination, the Owner of a Receipt
will, upon (a) surrender of such Receipt at
the Corporate Trust Office of the
Depositary, (b) payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.5 of the Deposit
Agreement and (c) payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt.  If any
Receipts shall remain outstanding after the
date of termination, the Depositary
thereafter shall discontinue the registration
of transfers of Receipts, shall suspend the
distribution of dividends to the Owners
thereof, and shall not give any further
notices or perform any further acts under the
Deposit Agreement, except that the
Depositary shall continue to collect
dividends and other distributions pertaining
to Deposited Securities, shall sell rights as
provided in the Deposit Agreement, and
shall continue to deliver Deposited
Securities, together with any dividends or
other distributions received with respect
thereto and the net proceeds of the sale of
any rights or other property, in exchange for
Receipts surrendered to the Depositary
(after deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner
of such Receipt in accordance with the terms
and conditions of the Deposit Agreement
and any applicable taxes or governmental
charges).  At any time after the expiration of
one year from the date of termination, the
Depositary may sell the Deposited Securities
then held under the Deposit Agreement and
may thereafter hold uninvested the net
proceeds of any such sale, together with any
other cash then held by it thereunder,
unsegregated and without liability for
interest, for the pro rata benefit of the
Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net
proceeds.  After making such sale, the
Depositary shall be discharged from all
obligations under the Deposit Agreement,
except to account for such net proceeds and
other cash (after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges).  Upon the
termination of the Deposit Agreement, the
Company shall be discharged from all
obligations under the Deposit Agreement
except for its obligations to the Depositary
under Sections 5.8 and 5.9 of the Deposit
Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding anything in the
Deposit Agreement or this Receipt to the
contrary, the Company and the Depositary
each agrees that it will not exercise any
rights it has under the Deposit Agreement to
permit the withdrawal or delivery of
Deposited Securities in a manner which
would violate the U.S. securities laws,
including, but not limited to, Section I.A.(l)
of the General Instructions to the Form F6
Registration Statement, as amended from
time to time, under the Securities Act of
1933.
23.	SUBMISSION TO
JURISDICTION; WAIVER OF
IMMUNITIES.
      In the Deposit Agreement, the
Company has (i) appointed CT Corporation
System, 1633 Broadway, New York, New
York 10019, as the Companys authorized
agent upon which process may be served in
any suit or proceeding arising out of or
relating to the Shares or Deposited
Securities, the American Depositary Shares,
the Receipts or this Agreement, (ii)
consented and submitted to the jurisdiction
of any state or federal court in the State of
New York in which any such suit or
proceeding may be instituted, and (iii)
agreed that service of process upon said
authorized agent shall be deemed in every
respect effective service of process upon the
Company in any such suit or proceeding.
      To the extent that the Company or
any   of its properties, assets or revenues may
have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or the Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.